Exhibit 99.2
Deepening our Commitment to Patients Suffering from Chemotherapy Induced Peripheral Neuropathy NASDAQ: DWTX September 29th, 2025

NASDAQ: DWTX 2 Agenda for Today ➢Great Progress on Ongoing Halneuron® Phase 2b Chemotherapy Induced Pain Study ➢Exciting New SP16 Cancer Related Pain Global License Overview ➢Q&A

NASDAQ: DWTX 3 Nav 1.7 Research Pipeline Targeting Chronic and Acute Pain, Includes FDA Fast Track Designation for Treating CINP Target Indication Candidate/Target Preclinical Phase 1 Phase 2 Phase 3 Chemotherapy-Induced Neuropathic Pain (CINP) Halneuron® Nav 1.7 Cancer Related Pain (CRP) Halneuron® Nav 1.7 Acute pain Halneuron® Nav 1.7 Halneuron® - Fulfills Many Requirements Of An Ideal Analgesic Phase 2b Ongoing: FDA Fast Track Designation Phase 2 Complete Halneuron® Reduced CRP and CINP Pain In Previous Phase 2 Studies Responders Demonstrate Mean Pain Relief of ~ 2 Months No evidence of addiction, euphoria or tolerance Demonstrated Acceptable Safety in Testing Including Over 700 Patients Composition of Matter IP Complemented by Manufacturing Know-How and Trade Secrets There are no drugs approved to treat CINP, highlighting a very large commercial opportunity

80 Patients Have Currently Been Randomized To Treatment In The Halneuron® 4-Week Phase 2b CINP Study

DOGWOOD THERAPEUTICS


Screening & Randomization
TTX
Placebo

Baseline	Week 1	Week 2	Week 3	Week 4
Run-in Period Avg. of Days -7 to -1	8 Halneuron® treatment injections spaced over 2 weeks			Primary Endpoint End of Study

- **Primary Objective of the 4-Week Phase 2b study**
  - To explore the safety and efficacy of Halneuron® in the treatment of patients with moderate-to-severe CINP
- **Primary Efficacy Endpoint**
  - Change from baseline at Week 4 in the weekly average of daily 24-hour recall pain intensity scores, comparing Halneuron® to placebo
  - Based on entries in e-diary implemented on personal smartphone
- **Secondary Efficacy Endpoints**
  - Patient Global Impression of Change (PGIC), PROMIS Fatigue, PROMIS Sleep, PROMIS-29, Pain Interference, Hospital Anxiety and Depression Scale (HADS), Neuropathic Pain Symptom Inventory (NPSI)
- **Target enrollment of 200 patients, subject to modification post Phase 2b interim analysis (projected in Q4 2025)**

NASDAQ: DWTX

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NASDAQ: DWTX 5 Key Features of the SP16 IV Transaction ➢ Royalty free, global license to develop and commercialize Serpin Pharma’s IV formulation of SP16 as a treatment for neuropathy and potentially to repair and/or prevent nerve damage associated with off target effects of chemotherapy ➢ SP16 provides alpha-1-antitrypsin activity via low-density lipoprotein receptor-related protein-1 (LRP1) agonism ➢ Consistent with alpha-1-antitrypsin anti-inflammatory and immunomodulatory actions, SP16 preclinically demonstrates: ➢ Anti-inflammatory and analgesic action via reduction in IL-6, IL-8, IL-1β and TNF-alpha levels ➢ Potential to repair damaged tissue via increases in pAKT and pERK, signaling proteins that regulate fundamental processes such as growth, proliferation, and survival ➢ SP16 is a clinical stage development candidate poised to enter Phase 1b research as a treatment for chemotherapy induced peripheral neuropathy (CIPN) symptoms ➢ Reduced inflammation at the site of nerve injury, exhibiting potential to reduce numbness, tingling and pain associated with chemotherapy induced neuropathy ➢ LRP1 agonism might offer pain reduction synergy when used with our Halneuron® Nav 1.7 inhibitor ➢ Improved nerve survival and regenerative signaling may offer nerve restorative potential ➢ The Phase 1b trial is endorsed by and fully funded by the National Cancer Institute ➢ NCI grant proceeds received ➢ Study to be run in collaboration with University of VA to determine best doses for Phase 2a, also eligible for NCI funding ➢ Phase 2a is also eligible for NCI funding ➢ Currently planning to file IND Q4 2025, dosing patients 1H 2026

Exclusive Global License for Serpin Pharma's IV formulation of SP16 Complements Halneuron®

- Serpin benefits from DWTX experience in late-stage development, including pain related conditions

- Serpin consideration for the royalty-free, global development and commercialization license has been provided in DWTX stock
  - Consideration via a combination of ~382,000 common shares and ~ 179 preferred (A-2) shares representing Serpin ownership of DWTX stock projected to be 7.31% on a fully diluted basis, predicated on a shareholder vote to convert the preferred shares to common

- License includes a mutual support agreement between Serpin Pharma and CK-Life Sciences to convert respective preferred shares to common shares at a forthcoming special meeting
  - CKLS ownership projected to be ~ 83.00% on a fully diluted basis
  - Special meeting contemplated for Q4 of 2025

- Expands DWTX pipeline and deepens our commitment to addressing multiple domains of CIPN/CINP


CIPN Prevalence Post Chemotherapy Treatment
80%
70%
60%
50%
40%
30%
20%
10%
0%
68%
60%
30%
1 Month Post Chemo Tx
3 Months Post Chemo Tx
6 Months Post Chemo Tx


Two Potential Solutions to Address Significant Unmet CIPN Medical Need
Halneuron® Nav 1.7 inhibition
Moderate-to-severe neuropathic pain
Pain Synergy
SP16 LRP1 agonism
Numbness, tingling, muscle weakness, and loss of coordination

NASDAQ: DWTX
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SP16 Target Background

DOGWOOD THERAPEUTICS

SP16 is a safe and natural solution to inflammatory disease



LRP1 binding domain of A1AT
Natural A1AT motif (AT3 peptide)
Amino acid substitution for plasma stability
SP16
17 aa peptide
Ac-
-CONH2
Pharmacophore
Critical changes made to natural A1AT binding domain for Higher affinity to LRP1
SP16 – modified motif Pharmaceutical peptide

- Alpha 1 antitrypsin (A1AT) is a member of the serpin (serine protease inhibitor family) that plays a critical role in protecting the body from the damaging effects of powerful enzyme proteases, including neutrophil elastase
- Neutrophil elastase is released by white blood cells, particularly during infection and inflammation, to help fight off pathogens and remove damaged cells
  - A1AT acts as an "off switch" or inhibitor for proteases including neutrophil elastase, preventing them from damaging healthy tissue
- Serpin the company has discovered the active portion of A1AT responsible for this activity
  - SP16 is a 17 amino acid peptide containing the active portion of A1AT activating LRP1
  - Isolated only the anti-inflammatory portion of A1AT (removed pro-inflammatory sequences) for higher potency (300x)
- SP16 administered via IV formulation with two hypothesized actions:
  - Anti-inflammatory (analgesic) action via reduction of IL-6, IL-8, IL-1β and TNF-alpha
  - Repairs tissue via increases in pAKT and pERK that regulate fundamental processes like growth, proliferation, and survival
- Human PoC is the next stage of SP16 development

Confidential

Confidential 8 SP16 LRP1 Mechanism of Action

NASDAQ: DWTX 9 Preclinical Research Demonstrates SP16 Analgesic Effects Von Frey mechanical hypersensitivity Thermal allodynia

NASDAQ: DWTX 10 SP16 Inhibits Pain Responses and Inflammation in Peripheral Nerve Injury Model Systemically administered SP16 treatment blocks the development of mechanical hypersensitivity ➢ Tactile allodynia develops after peripheral nerve ligation and are sustained for 14 days ➢ SP16(2μg/g) delivered daily (S.C.) significantly prevented the development of tactile allodynia for 9 days post-injury (**p<0.01)

NASDAQ: DWTX 11 SP16 LRP1 Agonism Exhibits Potential to Prevent and/or Repair Nerve Damage Associated Chemotherapy ➢ In collaboration with Dr. Wendy Campana at the University of California San Diego, SP16 was tested for its regenerative effects on neurons ➢ Neurotrophic effects of SP16 and associated increase in regenerative genes in neurons [Wang, 2022] ➢ SP16 was neuroprotective, activating neurite survival and growth, pro-regenerative genes and proteins, and protective signaling pathways ➢ SP16 significantly increased neurite growth in the presence of paclitaxel Source: Wang et al., 2021 FASEB J Reparative Function of SP16

NASDAQ: DWTX 12 In-vitro Assays in Several Cancer Types Shows SP16 Does Not Interfere with Common Chemotherapy Regimes In-vitro assays in breast and colon cancer shows SP16 does not interfere with the effectiveness of either platinum or taxane drugs In-vitro assays in pancreatic cancer cells shows SP16 does not interfere with the effectiveness of a topoisomerase 1 inhibitor

Confidential 13 NCI Funded SP16 Research Plan to be Finalized with FDA and Executed at University of VA Baseline Chemotherapy SP16 Starting Dose n=6 SP16 Low Dose n=6 SP16 Mid Dose n=6 SP16 High Dose n=6 Placebo n=8 SP16 IV Phase 1b SP16 IV Phase 2a Eligible for NCI Funding Phase 1b Study Endpoints: ➢ SP 16 Safety ➢ SP 16 Prevention of CIPN ➢ SP16 Pharmacokinetics ➢ Chemotherapy Adherence NCI Funded Trial in collaboration with UVA Patient Population Up to 32 Metastatic Cancer Patients Experiencing Neuropathy from their Concurrent Chemotherapy SP-16 Placebo

NASDAQ: DWTX 14 Halneuron® Fit with SP16 for CINP and More Broadly for Cancer Related Pain Deal Rationale: ➢ Halneuron® (TTX) = Nav1.7 channel blocker, analgesic → best for treating established CINP pain ➢ Halneuron® is in later-stage development for CINP ➢ SP16 = LRP1-agonist, anti-inflammatory, neuroprotection → best for attenuation of CIPN during chemo; ➢ SP16 is in early clinical stage development and may enable neuroprotection, may preserve full chemo regimen and potential to synergistically complement Halneuron® in treating pain post chemotherapy ➢ Common commercial call Points (oncology and pain Centers) and potential partners ➢ Bundled protocols/formularies with major cancer centers/providers ➢ Co-promotion targeting infusion suites and pain clinics ➢ Together deeper penetration into the global CINP treatment opportunity ~$1.5B market ➢ Ability to expand into larger Cancer Related Pain market ➢ Increased “shots on goal” by doubling down on the channel into CIPN/ CINP ➢ Independent endpoints (prevention/regeneration vs treatment) allow parallel development ➢ Positive readouts in either arm create unique revenue pathways, while combination studies are designed

NASDAQ: DWTX 15 2025/2026 CINP/ CIPN Research Program Milestones and Catalysts Candidate/Target Target Indication Next Key Milestone Halneuron® Nav 1.7 FDA Fast Track Designation for Treatment of CINP Q4 ‘25: New Synthetic Halneuron® IP Filed to Support P3 & Commercialization Q4 ‘25: Recruitment of 100 Patients in Phase 2b Q4 ‘25: Phase 2b Interim Data Readout Q2/Q3 ‘26: Final data for 200 Patient Phase 2b CINP SP16 LRP1 agonist Novel New Treatment for CIPN Q4: Filed SP16 IND to Advance to Phase 1b Safety Study 1H ‘26: Patient Enrollment Begins in Fully Funded Phase 1b CIPN Study* *Subject to be review with FDA

NASDAQ: DWTX 16 Expanding Commitment to Patients Suffering from Neuropathy, with Goal to Expand to General Cancer and Post Surgical Pain Target Indication Candidate/Target Preclinical Phase 1 Phase 2 Phase 3 Phase 2b CINP Halneuron® Nav 1.7 General Cancer Pain Halneuron® Nav 1.7 Acute Surgical Pain Halneuron® Nav 1.7 Phase 1b CIPN SP16 IV FDA Fast Track Designation: Ongoing Phase 2b NCI Funded Phase 2a Complete